                                                                    Exhibit 99.1





                         [SALON.COM LOGO APPEARS HERE]




                                   Salon.com

                                (Nasdaq:  SALN)




                                Business Summary



                                   March 2001




                                    Contact
                                    -------

                               Michael O'Donnell
                                CEO & President
                                  415-645-9250
                              modonnell@salon.com
                              -------------------

This Business Summary contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that involve risks and uncertainties, including but not limited to statements regarding our strategy, plans, objectives, expectations, intentions, financial performance, cash-flow breakeven timing, financing, growth of publishing software business, software market size and growth, economic conditions, on-line advertising market performance, subscription service plans, non-Web opportunities and revenue sources. Although Salon.com believes its plans, intentions and expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such plans, intentions or expectations will be achieved. Our actual results may differ significantly from those anticipated or implied in these forward-looking statements as a result of the factors set forth above and in Company public filings.

In this Business Summary, the words "anticipates," "believes," "expects," "intends," "future," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

This Business Summary has attached hereto the Company's Annual Report on Form 10-K and 10K/A for the fiscal year ended March 31, 2000 and Quarterly Report on Form 10-Q for the quarter ending December 31, 2000.

Summary

Salon.com (Nasdaq: SALN), an Internet pioneer and one of the Web's leading media companies, is seeking to raise working capital to bridge the Company to cash-flow breakeven by the December quarter of 2001.

The proposed holding company to be named Salon Media Group consists of two distinct divisions, Salon Publishing, an Internet and offline publishing company founded in 1995, and CreationWare, a wholly-owned subsidiary providing next-generation technology solutions in the Web content management, publishing and workflow tools marketplace. CreationWare is currently seeking third party financing. Salon.com financial forecasts consolidate results of Salon Publishing and an estimated 60% ownership interest in CreationWare through FY 2005.

Salon Publishing expects to reach cash-flow breakeven in the fiscal year beginning April 2001 on revenues of $8.7 million. The planned holding company, Salon Media Group, expects revenues to grow from an estimated $7.5 million in FY 2001 (April '00 - March `01) to $26.4 million in FY 2003 and $99.7 million in FY 2005, fueled by the growth of its publishing software arm, CreationWare, as well as a rise in advertising and subscription revenues on the Salon.com Web site. Salon.com expects net income to grow from an estimated loss of $16.7 million for the fiscal year ending March 31, 2001 to a profit of $19.0 million in FY2005.

Salon expects to reach cash-flow breakeven by the December 2001 quarter, even assuming a weakening economy and a slowing advertising market. Additional working capital will provide the company flexibility to maintain its promising new initiatives. CreationWare represents a potentially significant asset value for Salon as it grows to a leadership position in the content management and workflow marketplace.

Summary of Salon's Key Assets

Salon has developed numerous assets over the last five years, including a superior, award-winning editorial product, a leading Web brand position, a large and growing audience now estimated to total over 2.7 million monthly users (resulting in 51 million monthly page views), a sales force that has signed sales contracts with over 500 advertisers and an investor group including some of the most successful executives in the media business.

Leveraging its large and dedicated readership, Salon has started to successfully market goods and services to this consumer base. Salon's partnership with Amazon.com, for instance, has demonstrated the consumer buying power in Salon's
audience.   Similarly, Salon began offering its readers a dating service called
Salon Personals this winter that is on track to generate an estimated $100,000 for Salon during the first year.

In addition, Salon is aggressively opening up new streams of publishing revenue. Beginning in April 2001, Salon will seek to convert 1% to 2% of its estimated
2.7 million monthly readers to a premium subscription program, charging $30 per year and generating an estimated $800,000 to $1.6 million in new revenues for Salon during its first year. Salon's premium service will offer readers the option to view Salon.com content without advertising banners and pop-ups; access to exclusive new content; access to select unabridged content that is currently offered for free (abridged versions will continue to be available free for non-subscribers) and the ability to easily download our content in text format, a convenience that will enable readers to view additional Salon articles when not connected to the Internet. We believe that Salon is one of the few Web sites whose readers are numerous, affluent and devoted enough to make this premium strategy succeed.

Salon currently generates over $500,000 per year from its consumers through its fee-based online community, The Well. The Well's credit card transaction system and customer service operation will be utilized to service Salon Premium subscribers in April 2001.

Salon has also published three books, "Mothers Who Think" (Villard) based on its popular parenting department, "The Salon Readers Guide to Contemporary Literature" (Viking Penguin) and "Wanderlust: Real-Life Tales of Adventure and Romance" (Random House). In addition, Salon's large volume of original, proprietary content offers the Company new revenue opportunities as the e-publishing and print-on-demand markets mature.

Salon is also pursuing other off-Web opportunities, including a weekly radio show in development with Public Radio International for release in the fall 2001 season.

Salon's Business Opportunity

Despite the current market downturn for Internet companies and technology companies in general, Salon believes it is well positioned to capitalize on the overriding consumer demand for Internet usage. With its breaking news stories, investigative reports and high-profile columnists which currently include Garrison Keillor, Camille Paglia, Joe Conason and David Horowitz, Salon has become a daily must-read for news consumers. According to Jupiter Media Metrix Inc., a New York-based research firm that tracks Web readership, the number of people who go online for news and analysis is growing faster than the number for any other medium, as happened with cable, television and radio during their infancies.

Online Advertising Is Still A Promising Market
-----------------------------------------------

While Internet ad spending remains a small percentage of all advertising expenditures, it is projected to grow dramatically from $5 billion in 2001 to $63 billion in 2005, according to Forrester Research's Jim Nail (January, 2001):

     "Online advertising's current swoon won't last...A new wave of companies will begin testing the Net as a marketing medium, shifting promotional dollars to Web and e-mail campaigns, propelling a market that will total a projected $63 billion by 2005."

In addition, Salon is well poised to establish alternative revenue streams, including 1) user subscriptions, 2) syndication and licensing of Salon's content, and 3) fee-based Web communities and 4) direct sales of services such as personals and classifieds.

Salon's Continued Circulation Growth - 51 Million Page Views in January 2001


      [Salon Network Page Views 96-2001 By Month - Graphic Appears Here]

The lifeblood of any successful publishing operation is its audience. Since its inception in 1995, Salon has attracted a large and loyal audience, now approaching an estimated 2.7 million unique visitors per month, consuming over 51 million page views in January 2001. This consistent traffic growth, despite Salon's substantial cutbacks in marketing expenditures and distribution agreements, demonstrates the company's "staying power" and the enduring consumer appeal of its content. Salon's audience is one of the most attractive demographic groups available, online or offline. Salon readers are what marketing experts have termed "The Influentials," opinion leaders whose tastes set the trends for consumer and technology products and financial services. Salon's monthly visitors are educated (80% college graduates), affluent ($75K + Household Income), Internet connected (90% go online ever day), tech-savvy (they spend over $2,000 per year on computer products), book buyers (they spend over $500 per year on books) and travelers (40% have been to Europe in the last two years).

Salon's Premium Subscription Strategy - Leveraging Audience Loyalty

The Internet is moving closer and closer towards a hybrid revenue model, combining advertising and subscription services. Salon believes it can begin leveraging audience loyalty to Salon by generating direct reader revenue from its large audience. In April 2001, the company will launch Salon Premium, a subscription-based version of Salon.com. Salon Premium will offer readers the option of viewing Salon.com without ad banners and pops, and will include other special editorial features. Based on the company's market research, we believe that 1% to 2% of our reader base will subscribe, resulting in estimated incremental revenue of $800,000 to $1.6 million.

The reader email below is typical of the many unsolicited messages Salon has received from users with a willingness to pay a subscription:

     From: Jeff Greeson
     Sent: Tuesday, March 06, 2001 10:39 PM
     To: modonnell@salon.com
     Subject: Paying for Salon

     Mr. O'Donnell-
     I have been an avid Salon reader since I became aware of its existence in 1998 through a link to Camille Paglia's column I found on Drudge.
     I fear that one day I will wake up and find Salon is no longer available.

     The bottom line is that I would be willing to pay for a monthly subscription to Salon. 5-7 bucks a month would be a no brainer. I think that Salon could exist as a subscription only service. Either way, I need Salon every day. Don't let Salon go away.

     Thanks,
     Jeff Greeson

Salon's Advertising Customer Base - Has Included Over 500 Leading Brands

                     [LOGOS OF 15 COMPANIES APPEARS HERE]

Salon has built a sales organization, with offices in San Francisco and New York, that has successfully signed approximately $20 million in advertising contracts which includes some of the nation's leading brands. Salon believes the interactive advertising market will improve in late 2001, and the companies that endure the current market climate will reap significant rewards and capture a growing share of the estimated $65 billion online advertising market by 2005.


Salon Management Team - Proven Ability to Execute

Salon has assembled an experienced and close-knit management team that has developed the Salon brand, built a base of advertisers, established a network of business development alliances and created new business opportunities. Additionally, Salon's management has demonstrated financial discipline, especially in volatile economic times and is executing against a plan for cash-flow breakeven in 2001.

Salon.com
David Talbot, Founder, Chairman, Editor-in-Chief
Michael O'Donnell, CEO, President, Director
Robert O'Callahan, Chief Financial Officer
Patrick Hurley, Senior Vice President, Business Operations
Scott Rosenberg, Senior Vice President, Editorial Operations
Benjamin Kranich, Vice President of Technology

CreationWare, Inc.
Tim Taschler, CEO, CreationWare
Chad Dickerson, President & Chief Technology Officer, CreationWare Kristee Rosendahl, Executive Vice President, Marketing

Marquee Board & Investors

In addition to Salon's investment banker and investor Bill Hambrecht, Salon has attracted an impressive group of investors from the media, entertainment and technology industries and has raised over $50 million since 1995. Its Board of Directors and major supporters include:

Salon.com Board of Directors
----------------------------

David Talbot, Salon Founder, Chairman & Editor-in-Chief, Director
Michael O'Donnell, Salon CEO & President, Director
Norman Lear, Chairman, Act III Communications, Director
James Rosenfield, former President of CBS Television, Director
Brian Dougherty, Chairman, Wink Communications, Director
Leonardo Mondadori, Chairman, Mondadori Italy, Director
Ron Celmer, Managing Director, Constellation Ventures, Director

Additional Investors & Associates
---------------------------------
Adobe Systems
Cablevision's Rainbow Media Holdings
MDT Advisors (venture capital firm based in Boston)
Merv Adelson, former Chairman of Lorimar Television and Time Warner Director Bruce Wasserstein, Chairman of Wasserstein Perella
Don Ohlmeyer, former ABC and NBC television executive and producer of "Monday Night Football"
Bruce Katz, founder of Rockport Shoes
The McKay Group


Salon's Technology Company:  CreationWare, Inc.

Over the past two years, Salon has developed proprietary technology to manage its daily publishing operation and syndication process. This elegant and user-friendly technology is being marketed as a separate business called CreationWare, Inc.

Salon has hired a hi-tech veteran with over 21 years of experience, Tim Taschler, as CreationWare's CEO. The Executive Team also includes Kristee Rosendahl, who, in 1985, was one of the founding members of Apple's Human Interface Group. CreationWare was founded within Salon by Chad Dickerson, a Web veteran who built and managed the original engineering team that launched CNNSI.com (CNN/Sports Illustrated) in 1997, a site with 250,000 pages on launch and 30,000 updated pages per day.

CreationWare has 12 full-time employees and has secured major customers. CreationWare is in the process of raising its first round of outside venture financing. Salon believes this new technology company will capture a significant portion of the multi-billion dollar content management and workflow marketplace and become increasingly valuable to Salon.

Salon Media Group Forecast

The following table describes Salon Media Group's financials, including historical numbers for FY2000, and estimates for FY2001 - FY2005 and assuming 60% ownership of CreationWare beginning April 1, 2001.

FY April-March
($ in thousands)

                     FY2000       FY2001 E        FY2002 E       FY2003 E      FY2004 E      FY2005 E
-------------------------------------------------------------------------------------------------------
Salon.com (Consolidated)
-------------------------------------------------------------------------------------------------------
Revenues            $   8,002      $   7,526        $  9,584       $ 26,391       $53,972       $99,679
-------------------------------------------------------------------------------------------------------
Growth Rate               174%            (6%)            27%           175%          105%           85%
-------------------------------------------------------------------------------------------------------
Net Income           ($21,890)       (16,693)        ($5,796)       ($1,004)      $ 5,577       $18,962
-------------------------------------------------------------------------------------------------------
EBITDA               ($16,506)      ($11,974)        ($2,283)      $  1,772       $ 8,392       $21,873
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Salon Publishing
-------------------------------------------------------------------------------------------------------
Revenues            $   8,002      $   7,426        $  8,700       $ 11,348       $18,913       $34,043
-------------------------------------------------------------------------------------------------------
Growth Rate               174%            (7%)            17%            30%           67%           80%
-------------------------------------------------------------------------------------------------------
Net Income           ($21,890)      ($16,758)        ($3,128)       ($1,266)      $ 2,445       $12,375
-------------------------------------------------------------------------------------------------------
EBITDA               ($16,506)      ($12,039)          ($380)      $  1,482       $ 5,193       $15,123
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

CreationWare
-------------------------------------------------------------------------------------------------------
Revenues                           $     100        $    884       $ 15,043       $35,059       $65,636
-------------------------------------------------------------------------------------------------------
Growth Rate                                              784%          1602%          133%           87%
-------------------------------------------------------------------------------------------------------
Net Income                         $      65         ($2,668)      $    262       $ 3,132       $ 6,587
-------------------------------------------------------------------------------------------------------
EBITDA                             $      65         ($2,663)      $    290       $ 3,199       $ 6,750
-------------------------------------------------------------------------------------------------------